                           FORM OF PURCHASE WARRANT
                           ------------------------


THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT OR THE RULES AND REGULATIONS THEREUNDER.

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                                            Original Issue:  __________ __, 1997


                        CINEMASTAR LUXURY THEATERS, INC.

                        WARRANT TO PURCHASE COMMON STOCK
                              (Without Par Value)

    This is to certify that, for value received, CINEMASTAR ACQUISITION PARTNERS, L.L.C., a Delaware limited liability company, or its registered assigns (the "Holder") or any subsequent Holder, by acceptance of delivery hereof, is entitled to purchase, subject to the provisions of this Warrant, from CINEMASTAR LUXURY THEATERS, INC., a California corporation (the "Company"), at a price equal to $.____ [THE LESSER OF (i) THE AVERAGE
CLOSING PRICE OF THE COMMON STOCK FOR THE FIVE (5) TRADING DAYS PRIOR TO
THE DATE OF ORIGINAL ISSUE HEREOF AND (ii) THE PER SHARE PURCHASE PRICE IN
THE STOCK PURCHASE AGREEMENT], at any time after the date hereof through __________ __, 2007 [TEN YEARS FROM THE DATE OF ORIGINAL ISSUE HEREOF], up to One Million Six Hundred Thirty Thousand Six Hundred and Twenty-Four (1,630,624) shares of the Common Stock of the Company, no par value
(the "Common Stock"), and any such Holder shall be governed and bound by all of the covenants, terms and conditions contained herein. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise and as adjusted from time to time are hereinafter sometimes referred to as "Warrant Shares", and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

    1. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time or from time to time after the date hereof, by presentation and surrender hereof to the Company at its office at 431 College Boulevard, Oceanside, California 92057, with the purchase form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. This Warrant is being granted to the Holder in connection with and as consideration for the consummation of the transactions contemplated by that certain Stock Purchase Agreement (the "Purchase Agreement") by and among the Company, Reel Partners, L.L.C. and the original Holder of this Warrant dated September 23, 1997 pursuant to which the Holder is making an equity investment in the Company. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The covenants and agreements of the Company under this Warrant shall, as applicable, survive the exercise hereof.

    2.   RESERVATION OF SHARES, FRACTIONAL SHARES.

    (a) The Company hereby agrees that at all times it shall reserve for issue and delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issue and delivery upon exercise of this Warrant. To the extent that such reserved shares are not sufficient for purposes of this Warrant, the Company agrees to use its best efforts to ensure that such reserved shares be available.

    (b) No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the then current market value of a share of Common Stock, determined as follows:

    (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or

    (ii) If the Common Stock is not listed or admitted to unlisted trading privileges the current value shall be the mean of the last reported bid and ask prices reported by the NASDAQ SmallCap Market or the National Quotation Bureau, Inc., on the last business day prior to the date of the exercise of this Warrant; or

    (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, subject to the Holder's consent to such value.

    3. EXCHANGE, ASSIGNMENT, OR LOSS OF WARRANT. This Warrant is exchangeable, without expense to the Holder, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the Holder hereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Any such exchange shall be made by surrender of this Warrant to the Company or at the office of its agent, if any, with the assignment form annexed duly executed. Subject to compliance with the provisions of applicable law, the Company, without charge to the Holder, shall execute and deliver a new Warrant in the name of any assignee named in such instrument or assignment, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

    4. RIGHTS OF THE HOLDER. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the warrant purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

    5. ADJUSTMENTS. This Warrant is subject to the following further provisions:

    (a) In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall issue any shares of Common Stock as a stock dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then in either of such cases, the Exercise Price per share of the Warrant Shares purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced, and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately increased; and conversely, in the event the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Exercise Price per share of the warrant Shares purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased, and the number of Warrant Shares at the time purchasable pursuant to this Warrant shall be proportionally decreased. Any dividend paid or distributed upon the Common Stock in stock of any other class or securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

    (b) In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall be recapitalized by reclassifying its Common Stock into any other type of stock, or the Company or a successor corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation's property and assets (a "Sale") to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation to another corporation or corporations), in exchange for stock or securities of a successor corporation, the Holder of this Warrant shall thereafter have the right to purchase, upon the terms and conditions and during the time specified in this Warrant, in lieu of the Warrant Shares theretofore purchasable upon the exercise of this Warrant, the kind and number of shares of stock and other securities receivable upon such recapitalization or consolidation, merger or conveyance by a holder of the number of shares of Common Stock which the Holder of this Warrant might have purchased immediately prior to such recapitalization or consolidation, merger or conveyance. The Company agrees not to undertake a Sale unless the successor corporation shall agree in writing to give effect to the provisions of this SECTION 5(b).

    (c) Except as provided for in SUBSECTION 5(a) hereof, in the event the Company shall issue additional shares of Common Stock (including additional shares of Common Stock deemed to be issued as set forth in subdivision (g) below) without consideration (PROVIDED THAT, for purposes hereof, an issuance for no consideration shall be deemed to be an issuance for a per share consideration of $.01), or for a consideration per share less than the Exercise Price in effect on the date of and immediately prior to such issue, then the Exercise Price shall be reduced, concurrently with such issue, to a price equal to: the amount determined by dividing (1) the sum of (x) the product derived by multiplying the Exercise Price in effect immediately prior to such issue or sale times the number of fully-diluted shares of Common Stock deemed outstanding immediately prior to such issue or sale, plus (y) the consideration, if any, received by the Company upon such issue or sale, by (2) the number of fully-diluted shares of Common Stock deemed outstanding immediately after such issue or sale; and the number of Warrant Shares shall be increased to an amount equal to quotient derived by dividing (i) result of multiplying the pre-adjustment Exercise Price times the pre-adjustment Warrant Shares, by (ii) the post-adjustment Exercise Price.

    (d) Upon the occurrence of each event requiring an adjustment of the Exercise Price and of the number of Warrant Shares purchasable pursuant to this Warrant in accordance with and as required by, the terms of this SECTION 5, the Company shall compute the adjusted Exercise Price and the adjusted number of Warrant Shares purchasable at such adjusted Exercise Price by reason of such event in accordance with the provisions of this SECTION 5 and shall prepare an officer's certificate setting forth such adjusted Exercise Price and the adjusted number of Warrant Shares and showing in detail the facts about which such conclusions are based. The Company shall forthwith mail a copy of such certificate to each Holder of this Warrant at the Holder's address shown in the Company's warrant registry (the "Warrant Registry"), and thereafter such certificate shall be conclusive and binding upon such Holder unless contested by such Holder by written notice to the Company ten (10) days after receipt of the certificate.

    (e) In case:

    (i) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or any other distribution in respect of the Common Stock (including cash) pursuant to, without limitation, any spin-off, split-off or distribution of the Company's assets; or

    (ii) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

    (iii) of a classification, reclassification or other reorganization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation or conveyance of all or substantially all of the assets of the Company; or

    (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, and in any such case, the Company shall mail to the Holder of this Warrant at the Holder's address shown in the Company's Warrant Registry a notice stating the date or expected date (the "Record Date") on which a record is to be taken for the purpose of such dividend, distribution or rights, on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, as the case may be. Such notice shall then specify the date or expected date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to participate in said dividend, distribution or rights, or shall be entitled to exchange shares of Common Stock for securities or other property deliverable upon such liquidation or winding up, as the case may be. Such notice shall be provided at least five (5) business days prior to the Record Date.

    (f) In case the Company at any time while this Warrant shall remain unexpired and unexercised shall dissolve, liquidate or wind up its affairs, the Holder of this Warrant may receive, upon exercise hereof prior to the Record Date, in lieu of each share of Common Stock of the Company which it would have been entitled to receive, the same number of any securities or assets as may be issuable, distributable or payable upon any such dissolution, liquidation or winding up with respect to each share of Common Stock of the Company.

    (g) In the event the Company at any time or from time to time after the date hereof shall issue any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be additional shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date. In addition, if the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for shares of Common Stock change at any time, the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares acquirable hereunder shall be correspondingly readjusted. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect and the number of Warrant Shares acquirable hereunder shall be adjusted to the Exercise Price and the number of Warrant Shares in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

    (h) The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this SECTION 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

6.  RESTRICTION ON TRANSFERABILITY.

    (a) This Warrant and the shares of the Company issuable upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Act"). By acceptance hereof, the Holder covenants, agrees and represents that:

    (i) This Warrant has been acquired for, and such shares, if acquired upon the exercise of this Warrant, shall be acquired for, investment and may not be sold, offered for sale, pledged, hypothecated or otherwise transferred, in the absence of an effective registration statement for such securities under the Act or an opinion of counsel for the Company to the effect that registration is not required under the Act, and the Holder has the capacity to protect its interests in connection with the purchase of this Warrant.

    (ii) The Holder has had the opportunity to ask questions and receive answers from the Company about the Company's business and the purchase by Holder of these securities, and Holder has been given the opportunity to make any inquiries that Holder may desire of any personnel of the Company concerning the proposed operation of the Company and has been furnished with all of the information he has requested. No advertisement has been used in connection with the offer or sale of this Warrant to the Holder.

    (iii) The Holder will not offer, sell, transfer, mortgage, assign or otherwise dispose of this Warrant or the shares of Common Stock issuable upon the exercise of this Warrant except pursuant to a registration statement under the Act and qualification under applicable state securities laws or pursuant to an opinion of counsel satisfactory to the Company that such registration and qualification are not required, and that the transaction (if it involves a sale in the over-the-counter market or on a securities exchange) does not violate any provision of the Act. The Holder understands that a stop-transfer order will be placed on the books of the Company respecting this Warrant and any certificates representing the shares of Common Stock issuable upon the exercise of this Warrant and that this Warrant and any such certificates shall bear a restrictive legend and a stop transfer order shall be placed with the transfer agent prohibiting any such transfer until such time as the securities represented by such certificates shall have been registered under the Act or shall have been transferred in accordance with an opinion of counsel for the Company that such registration is not required; and

    (iv) The Holder understands that it must hold the shares issuable upon the exercise of this Warrant indefinitely unless they are registered under the Act or an exemption from registration becomes available. Although the Company files reports pursuant to the Securities Act of 1934 and accordingly makes available to the public the information required by Rule 144, nothing contained in this warrant shall, in itself, require the Company to continue to make available to the public such information.

    (b) Each certificate for the shares issued upon the exercise of the Warrant shall bear a legend in substantially the following form:

    "The shares represented by this Certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be sold, offered for sale, pledged, hypothecated or otherwise transferred except pursuant to a registration statement under the Act or an exemption from registration under the Act or the rules and regulations thereunder."

    7.   REGISTRATION RIGHTS.

         7.1  DEMAND REGISTRATION.

         (a) REQUESTS FOR REGISTRATION. Subject to the terms of this Agreement, the Holder may, at any time subsequent to the Purchase Agreement Date, request registration under the Act of all or part of its Warrant Shares on Form S-1 or Form SB-2 or any similar long-form registration ("Long-Form Registrations") or, if available, on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations"). All registrations requested pursuant to this SECTION 7.1 are referred to herein as "Demand Registrations." For purposes hereof, the "Purchase Agreement Date "shall mean the date of the closing of the transactions contemplated by the Purchase Agreement, or the date of termination of such Purchase Agreement.

         (b) PAYMENT OF EXPENSES FOR DEMAND REGISTRATIONS. The Company will pay all registration expenses for the first two Demand Registrations (whether a Long-Form Registration or a Short-Form Registration). A registration will not count as one of the Company paid Demand Registrations until it has become effective and the holders of Warrant Shares are able to register and are permitted to sell at least 90% of the Warrant Shares requested to be included in such registration; PROVIDED, HOWEVER, that in any event the Company will pay all registration expenses in connection with any registration initiated as a Demand Registration. In a Demand Registration other than the first two Demand Registrations, the registration expenses of such registration shall be borne by the holders of Warrant Shares to be registered thereunder.

         (c) SHORT-FORM REGISTRATIONS. In addition to the Long-Form Registrations provided pursuant to SECTION 7.1(a) above, the holders of Warrant Shares will be entitled to request an unlimited number of Short-Form Registrations, PROVIDED, HOWEVER, that the aggregate offering value of the Warrant Shares requested to be registered in any Short-Form Registration must be reasonably expected to equal at least $500,000. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. If a Short-Form Registration is to be an underwritten public offering, and if the underwriters for marketing or other reasons request the inclusion in the registration statements of information which is not required under the Act to be included in a registration statement on the applicable form for the Short-Form Registration, the Company will provide such information as may be reasonably requested for inclusion by the underwriters in the Short-Form Registration.

         (d)  PRIORITY.  The Company will not include in any Demand
Registration any securities which are not Warrant Shares without the written consent of the Holder. If a Demand Registration is an underwritten public offering and the managing underwriters advise the Company in writing that in their opinion the inclusion of the number of Warrant Shares and other securities requested to be included creates a substantial risk that the price per share of Common Stock will be reduced, the Company will include in such registration, prior to the inclusion of any securities which are not Warrant Shares, the number of Warrant Shares requested to be included which in the opinion of such underwriters can be sold without creating such a risk.

         (e) SELECTION OF UNDERWRITERS. The Holder shall have the right to select the investment banker(s) and manager(s) to administer any Demand Registration, subject to the Company's approval which will not be unreasonably withheld.

         (f) COMPANY REGISTRATION. Notwithstanding anything to the contrary herein, if after September 23, 1997 the Company has filed a registration statement under the Act with respect to an underwritten offering of shares of the Common Stock, then any Demand Registration shall be delayed for a period of 90 days following the effective date of such registration statement

(or, at the option of the parties requesting such Demand Registration, the Demand Registration may be withdrawn).

         7.2 PARTICIPATION IN REGISTERED OFFERINGS ("PIGGYBACK RIGHTS"). If the Company at any time or times proposes or is required to register any of its Common Stock or other equity securities (whether such Common Stock or other equity securities are owned by the Company or another holder entitled to demand registration) for public sale for cash under the Act (other than on Forms S-4 and S-8 or similar registration forms), it will at each such time or times give written notice to the Holder of its intention to do so. Upon the written request of the Holder given within 20 days after receipt of any such notice, the Company shall use its best efforts to cause to be included in such registration any Warrant Shares held by the Holder (or its permitted transferees) and requested to be registered under the Act and any applicable state securities laws; PROVIDED, that if such registration is an underwritten public offering and the managing underwriter advises that less than all of the shares and Warrant Shares to be registered should be offered for sale so as not materially and adversely to affect the price or salability of the offering, the Holder and any other securities holders entitled to piggyback rights with respect to such registration shall reduce on a pro rata basis the number of their shares of Common Stock (as if exercised) to be included in the registration statement as required by the managing underwriter to the extent requisite to permit the sale or other disposition (in accordance with the intended method of disposition thereof as aforesaid) by the prospective seller or sellers of the securities so registered.

    8. REGISTRATION ON THE BOOKS OF THE COMPANY. The Company shall keep, or cause to be kept, at its office at 431 College Boulevard, Oceanside, California 92057, a register in which the Company shall register this Warrant. No transfer of this Warrant shall be valid unless made at such office and noted on the Warrant register upon satisfaction of all conditions for transfer. When presented for transfer or payment, this Warrant shall be accompanied by a written instrument or instruments of transfer or surrender, in form satisfactory to the Company, duly executed by the registered Holder or by his duly authorized attorney. The Company may deem and treat the registered Holder hereof as the absolute owner of this Warrant for all purposes, and the Company shall not be affected by any notice to the contrary.

    9. GOVERNING LAW. This Warrant has been executed and delivered in the State of Illinois and shall be construed in accordance with the laws of the State of California.

    IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.


                             CINEMASTAR LUXURY THEATERS, INC.



                             By:
                                  ------------------------------
                                  John Ellison, Jr., President

Agreed to and Accepted:

CINEMASTAR ACQUISITION PARTNERS, L.L.C.



By:
   --------------------------------
    Neil Austrian, Vice President

                                    EXERCISE FORM
                                    -------------

To:

Dated:

         The undersigned, pursuant to the provisions set forth in the attached warrant, hereby agrees to subscribe for the purchase of _________ shares of Common Stock represented by this warrant and makes payment herewith in full therefor at the price per share provided by this warrant.


                             Print Name
                                       ------------------------------


                             Signature
                                       ------------------------------

                                   ASSIGNMENT FORM



    FOR VALUE RECEIVED __________________________________________ hereby sells, assigns and transfers unto

Name ____________________________________________________________
         (Please typewrite or print in block letters)

Address _________________________________________________________
the right to purchase Common Stock, represented by this warrant, to the extent of __________________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ___________________________ attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


                             Signature ___________________________


Date:  ________________, 19__




THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY ONLY BE SOLD OR TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR, AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, PROVIDED THAT IN THE EVENT THAT ANY RESALE OF THIS SECURITY IS MADE PURSUANT TO SUCH AN EXEMPTION AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS LEGAL COUNSEL, WILL BE PROVIDED TO THE EFFECT THAT SUCH TRANSFER IS MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.